UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

Property Management Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	333-196503	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A, 19/F, Times Media Centre 133 Wan Chai Road, Wan Chai, Hong Kong
(Address of Principal Executive Offices)

+852 2780 0607

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2017, Property Management Corporation of America (the “Company”) entered into a Software License Agreement (the “License Agreement”) with Finger Motion Company Limited, a Hong Kong corporation (the “Licensor”), that provides the Company the worldwide license to market and sell several role-playing video games. Role playing video games (RPGs) are a specific video game genre in which the player controls the actions of a game character (and/or several characters) that are immersed in a well-defined world. The Licensor has developed and/or acquired the rights to at least three such RPGs, currently marketed, or soon to be marketed, in the People’s Republic of China. The license is for an initial term of 10 years with subsequent 5-year extensions at the option of the parties. The Company shall assume all cost and expenses incurred with the acquisition, registration of, and performance of this license. As consideration for the license, the Company has agreed to issue to Licensor’s designees, Cheong Chee Ming, Cheong Leong Foong and Liew Siew Chin, a total of 100,000 shares of its Series A Preferred Stock.

The License Agreement contains other provisions customary to transactions of this nature. The foregoing descriptions are qualified in their entirety by reference to the License Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering, that each of Licensor’s designees is an accredited investor, that each of the designees resides outside of the United States, and that each designee had access to information about the Company, accepted the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws.

On May 15, 2017, the Company filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of the State of Delaware. The Series A Preferred Stock will vote together with the Common Stock and not as a separate class except as specifically provided herein or as otherwise required by law. Each share of Series A Preferred Stock shall have 200 votes. The voting rights of the Series A Preferred Stock shall apply regardless of whether the Company has a sufficient number of authorized but unissued shares of Common Stock then available for conversion. As a result, if all shares of Series A Preferred Stock are issued, the holders thereof will have voting control of the Company.

The holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock and the Preferred Stock shall not accrue any dividends.

The shares of Series A Preferred Stock shall not have or be subject to any redemption rights or preemptive, subscription or similar rights in respect to any securities of the Company.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock

10.1	Software License Agreement by and between Property Management Corporation of America and Finger Motion Company Limited, a Hong Kong corporation*

*

The copy of the Agreement filed herewith has been redacted to remove certain confidential information. We intend to file a confidential treatment request with the Commission regarding this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Property Management Corporation of America

Date: May 15, 2017	By:	/s/ Wong H’Sien Loong
Name: Wong H’Sien Loong
Title: Chief Executive Officer